Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Third Quarter 2024 Operational and Financial Results

OKLAHOMA CITY - November 1, 2024 - Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the third quarter ended September 30, 2024.

Arty Straehla, Chief Executive Officer of Mammoth commented, “Softness across our Well Completion Services markets appeared to have bottomed in the third quarter, and we expect a rebound in the fourth quarter. More importantly, we were pleased to have recently received a total of $168.4 million of the $188.4 million owed to our subsidiary through the Settlement Agreement with the Puerto Rico Electric Power Authority, or PREPA. We are now debt free and have plans to invest in both our Infrastructure Services and Well Completion Services divisions over the next year. In Infrastructure Services, we will be investing in additional crews and our engineering services capabilities to better serve our customers. In our Well Completion Services division, we will be upgrading pressure pumping equipment to more efficient dual fuel Tier 4 technology. We believe this investment positions us to capitalize on rising demand as markets are anticipated to improve later next year. Now that we are debt free and have significant capital to invest into our businesses, we believe we have an excellent platform to increase shareholder value.”

Financial Overview for the Third Quarter 2024:
Total revenue was $40.0 million for the third quarter compared to $65.0 million for the same quarter last year.

Net loss for the third quarter was $24.0 million, or $0.50 loss per diluted share, compared to net loss of $1.1 million, or $0.02 loss per diluted share, for the same quarter last year.

Adjusted EBITDA (as defined and reconciled below) was ($6.4) million for the third quarter of 2024, compared to $13.4 million for the same quarter last year.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $2.2 million for the third quarter, compared to $20.3 million for the same quarter of 2023. The Company had no pressure pumping fleets active during the third quarter of 2024 compared to an average utilization of 1.2 pressure pumping fleets during the same quarter of 2023. The third quarter 2024 revenue in the well completion services division was primarily attributable to one active pump-down crew.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $26.0 million for the third quarter compared to $26.7 million for the same quarter of 2023. Average crew count was 77 crews during the third quarter compared to 81 crews during the same quarter of 2023.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $4.9 million for the third quarter compared to $10.6 million for the same quarter of 2023. In the third quarter, the Company sold approximately 163,000 tons of sand at an average sales price of $22.89 per ton compared to sales of approximately 352,000 tons of sand at an average sales price of $30.18 per ton during the same quarter of 2023.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.6 million for the third quarter compared to $2.3 million for the same quarter of 2023.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $7.0 million for the third quarter compared to $6.0 million for the same quarter of 2023.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.7 million for the third quarter compared to $10.4 million for the same quarter of 2023.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash expenses:
Compensation and benefits	$3,173	$3,392	$10,394	$11,665
Professional services	3,503	4,684	9,016	10,889
Other(a)	1,775	2,105	5,249	5,884
Total cash SG&A expense	8,451	10,181	24,659	28,438
Non-cash expenses:
Change in provision for expected credit losses(b)	32	11	89,645	(414)
Stock based compensation	219	219	657	1,127
Total non-cash SG&A expense	251	230	90,302	713
Total SG&A expense	$8,702	$10,411	$114,961	$29,151
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
b.    Included in the nine months ended September 30, 2024 amounts is a charge of $89.2 million related to Cobra's Settlement Agreement with PREPA.

SG&A expenses, as a percentage of total revenue, were 22% for the third quarter compared to 16% for the same quarter of 2023.

Interest Expense and Financing Charges, net
Interest expense and financing charges, net were $9.7 million for the third quarter compared to $2.9 million for the same quarter of 2023. The Company recognized a charge to interest expense totaling $7.1 million during the third quarter of 2024 related to its sale leaseback agreements.

Liquidity
As of September 30, 2024, Mammoth had unrestricted cash on hand of $4.2 million. As of September 30, 2024, the Company’s revolving credit facility was undrawn, the borrowing base was $20.4 million and there was $13.7 million of available borrowing capacity under the revolving credit facility, after giving effect to $6.7 million of outstanding letters of credit. As of September 30, 2024, Mammoth had total liquidity of $17.9 million.
As previously announced, Cobra has received the first two installment payments of $150.0 million and $18.4 million, respectively, in connection with the previously disclosed Settlement Agreement with PREPA in October 2024. Subsequent to the receipt of the first installment payment, the Company paid, in full, all amounts owed under the term credit facility with Wexford Capital LP, including the accrued and unpaid interest, in the aggregate amount of $50.9 million, and terminated the facility on October 2, 2024. In connection with the receipt of the second installment payment from PREPA, as required under the terms of the Settlement Agreement, Cobra instructed Fifth Third Bank, National Association (“Fifth Third Bank”) to issue a letter of credit to PREPA in the amount of $18.4 million and transferred a total of $19.3 million to a restricted cash account maintained by Fifth Third Bank as collateral for the letter of credit.

As of October 30, 2024, Mammoth had cash on hand of $86.2 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $18.2 million. As of October 30, 2024, the Company had $11.5 million of available borrowing capacity under its revolving credit facility and total liquidity of $97.7 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Well completion services(a)	$3,812	$4,651	$8,549	$14,762
Infrastructure services(b)	88	69	1,051	344
Drilling services(c)	15	98	102	97
Other(d)	323	72	665	82
Eliminations(a)	(2,341)	(165)	600	(20)
Total capital expenditures	$1,897	$4,725	$10,967	$15,265
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, November 1, 2024 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its third quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine and the Israel-Hamas war on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; higher interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings; the failure to receive or delays in receiving the remaining payments under the settlement agreement with PREPA; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2024	2023
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$4,165	$16,556
Restricted cash	2,000	7,742
Accounts receivable, net	232,032	447,202
Inventories	13,498	12,653
Prepaid expenses	2,912	12,181
Other current assets	581	591
Total current assets	255,188	496,925

Property, plant and equipment, net	109,394	113,905
Sand reserves, net	57,497	58,528
Operating lease right-of-use assets	5,010	9,551
Goodwill	9,214	9,214
Deferred income tax asset	—	1,844
Other non-current assets	6,675	8,512
Total assets	$442,978	$698,479
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$30,065	$27,508
Accrued expenses and other current liabilities	35,433	86,713
Accrued expenses and other current liabilities - related parties	—	1,241
Current operating lease liability	3,428	5,771
Income taxes payable	44,512	61,320
Total current liabilities	113,438	182,553

Long-term debt from related parties	49,009	42,809
Deferred income tax liabilities	2,272	628
Long-term operating lease liability	1,556	3,534
Asset retirement obligation	4,244	4,140
Other long-term liabilities	3,781	4,715
Total liabilities	174,300	238,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,369 and 47,941,652 issued and outstanding at September 30, 2024 and December 31, 2023	481	479
Additional paid in capital	540,213	539,558
Accumulated deficit	(268,163)	(76,317)
Accumulated other comprehensive loss	(3,853)	(3,620)
Total equity	268,678	460,100
Total liabilities and equity	$442,978	$698,479

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
REVENUE
Services revenue	$34,069	$54,025	$119,653	$221,140
Services revenue - related parties	1,037	252	1,171	841
Product revenue	4,909	10,682	13,908	34,729
Total revenue	40,015	64,959	134,732	256,710

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,495, $8,394, $15,149, $30,426, respectively, for the three months ended September 30, 2024 and 2023 and nine months ended September 30, 2024 and 2023)	34,468	45,082	107,914	178,905
Services cost of revenue - related parties	118	120	355	360
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,688, $2,836, $4,105, $6,395, respectively, for the three months ended September 30, 2024 and 2023 and nine months ended September 30, 2024 and 2023)	3,386	7,615	14,130	22,796
Selling, general and administrative	8,702	10,411	114,961	29,151
Depreciation, depletion, amortization and accretion	6,184	11,233	19,256	36,839
Gains on disposal of assets, net	(293)	(2,450)	(2,496)	(3,284)
Impairment of goodwill	—	1,810	—	1,810
Total cost and expenses	52,565	73,821	254,120	266,577
Operating loss	(12,550)	(8,862)	(119,388)	(9,867)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(8,088)	(2,876)	(15,730)	(9,385)
Interest expense and financing charges, net - related parties	(1,642)	—	(4,670)	—
Other (expense) income, net	(1,122)	14,088	(64,658)	31,051
Total other (expense) income	(10,852)	11,212	(85,058)	21,666
(Loss) income before income taxes	(23,402)	2,350	(204,446)	11,799
Provision (benefit) for income taxes	640	3,438	(12,600)	9,006
Net (loss) income	$(24,042)	$(1,088)	$(191,846)	$2,793

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	125	(275)	(233)	(45)
Comprehensive (loss) income	$(23,917)	$(1,363)	$(192,079)	$2,748

Net (loss) income per share (basic)	$(0.50)	$(0.02)	$(3.99)	$0.06
Net (loss) income per share (diluted)	$(0.50)	$(0.02)	$(3.99)	$0.06
Weighted average number of shares outstanding (basic)	48,127	47,942	48,044	47,721
Weighted average number of shares outstanding (diluted)	48,127	47,942	48,044	47,973

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2024	2023
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(191,846)	$2,793
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Stock based compensation	657	1,127
Depreciation, depletion, accretion and amortization	19,256	36,839
Amortization of debt origination costs	1,076	565
Change in provision for expected credit losses	171,108	(414)
Gains on disposal of assets	(2,496)	(3,284)
Gains from sales of equipment damaged or lost down-hole	(160)	(335)
Impairment of goodwill	—	1,810
Gain on sale of business	—	(2,080)
Deferred income taxes	3,488	(70)
Other	724	(273)
Changes in assets and liabilities:
Accounts receivable, net	43,107	1,445
Inventories	(845)	(2,896)
Prepaid expenses and other assets	9,252	8,990
Accounts payable	1,938	(7,537)
Accrued expenses and other liabilities	(3,796)	(19,679)
Accrued expenses and other liabilities - related parties	4,647	—
Income taxes payable	(16,809)	7,950
Net cash provided by operating activities	39,301	24,951

Cash flows from investing activities:
Purchases of property and equipment	(10,967)	(15,265)
Business divestitures, net of cash transferred	—	3,276
Proceeds from disposal of property and equipment	5,047	4,304
Net cash used in investing activities	(5,920)	(7,685)

Cash flows from financing activities:
Borrowings on long-term debt	—	168,800
Repayments of long-term debt	—	(183,291)
Payments on financing transaction	(46,837)	—
Payments on sale-leaseback transaction	(3,206)	(3,711)
Principal payments on financing leases and equipment financing notes	(1,403)	(4,872)
Debt issuance costs	(37)	—
Other	—	(919)
Net cash used in financing activities	(51,483)	(23,993)
Effect of foreign exchange rate on cash	(31)	(28)
Net change in cash, cash equivalents and restricted cash	(18,133)	(6,755)
Cash, cash equivalents and restricted cash at beginning of period	24,298	17,282
Cash, cash equivalents and restricted cash at end of period	$6,165	$10,527

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,096	$8,951
Cash paid for income taxes, net of refunds received	$716	$788
Supplemental disclosure of non-cash transactions:
Interest paid in kind - related parties	$5,888	$—
Purchases of property and equipment included in accounts payable	$3,964	$4,197
Right-of-use assets obtained for financing lease liabilities	$2,971	$507

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended September 30, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$2,124	$26,043	$4,909	$1,557	$5,382	$—	$40,015
Intersegment revenues	108	—	—	—	1,641	(1,749)	—
Total revenue	2,232	26,043	4,909	1,557	7,023	(1,749)	40,015
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	7,099	22,539	3,110	1,478	3,746	—	37,972
Intersegment cost of revenues	185	—	—	1	1,565	(1,751)	—
Total cost of revenue	7,284	22,539	3,110	1,479	5,311	(1,751)	37,972
Selling, general and administrative	887	5,557	1,211	230	817	—	8,702
Depreciation, depletion, amortization and accretion	2,546	626	1,688	587	737	—	6,184
Gains on disposal of assets, net	(60)	(41)	—	—	(192)	—	(293)
Operating (loss) income	(8,425)	(2,638)	(1,100)	(739)	350	2	(12,550)
Interest expense and financing charges, net	533	8,742	135	127	193	—	9,730
Other expense (income), net	1	1,491	3	—	(373)	—	1,122
(Loss) income before income taxes	$(8,959)	$(12,871)	$(1,238)	$(866)	$530	$2	$(23,402)

Three Months Ended September 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$20,166	$26,712	$10,633	$2,337	$5,111	$—	$64,959
Intersegment revenues	161	—	—	—	909	(1,070)	—
Total revenue	20,327	26,712	10,633	2,337	6,020	(1,070)	64,959
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	17,528	22,042	6,977	2,194	4,076	—	52,817
Intersegment cost of revenues	325	10	—	—	735	(1,070)	—
Total cost of revenue	17,853	22,052	6,977	2,194	4,811	(1,070)	52,817
Selling, general and administrative	1,579	6,495	1,224	215	898	—	10,411
Depreciation, depletion, amortization and accretion	3,971	1,557	2,836	1,114	1,755	—	11,233
Gains on disposal of assets, net	(2,016)	(311)	—	—	(123)	—	(2,450)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating loss	(1,060)	(3,081)	(404)	(1,186)	(3,131)	—	(8,862)
Interest expense and financing charges, net	774	1,647	117	117	221	—	2,876
Other income, net	—	(11,348)	(6)	—	(2,734)	—	(14,088)
(Loss) income before income taxes	$(1,834)	$6,620	$(515)	$(1,303)	$(618)	$—	$2,350

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Nine Months ended September 30, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$20,218	$82,514	$13,908	$2,804	$15,288	$—	$134,732
Intersegment revenues	331	—	27	—	5,005	(5,363)	$—
Total revenue	20,549	82,514	13,935	2,804	20,293	(5,363)	134,732
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	25,533	68,704	13,540	3,683	10,939	—	122,399
Intersegment cost of revenues	638	26	—	4	4,695	(5,363)	$—
Total cost of revenue	26,171	68,730	13,540	3,687	15,634	(5,363)	122,399
Selling, general and administrative	3,156	105,625	3,185	618	2,377	—	114,961
Depreciation, depletion, amortization and accretion	8,501	1,972	4,105	2,075	2,603	—	19,256
Losses (gains) on disposal of assets, net	85	(984)	(110)	—	(1,487)	—	(2,496)
Operating (loss) income	(17,364)	(92,829)	(6,785)	(3,576)	1,166	—	(119,388)
Interest expense and financing charges, net	1,624	17,417	408	377	574	—	20,400
Other expense, net	2	63,919	2	—	735	—	64,658
Loss before income taxes	$(18,990)	$(174,165)	$(7,195)	$(3,953)	$(143)	$—	$(204,446)

Nine Months ended September 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$114,810	$83,308	$34,643	$6,501	$17,448	$—	$256,710
Intersegment revenues	400	—	25	—	1,743	(2,168)	—
Total revenue	115,210	83,308	34,668	6,501	19,191	(2,168)	256,710
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	93,158	67,810	21,905	6,035	13,153	—	202,061
Intersegment cost of revenues	1,029	29	—	26	1,084	(2,168)	—
Total cost of revenue	94,187	67,839	21,905	6,061	14,237	(2,168)	202,061
Selling, general and administrative	5,847	17,091	2,682	554	2,977	—	29,151
Depreciation, depletion, amortization and accretion	13,288	7,366	6,397	3,497	6,291	—	36,839
Gains on disposal of assets, net	(2,016)	(439)	(16)	—	(813)	—	(3,284)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating income (loss)	3,904	(8,549)	3,700	(3,611)	(5,311)	—	(9,867)
Interest expense and financing charges, net	2,527	5,361	422	376	699	—	9,385
Other expense (income), net	1	(28,713)	(12)	—	(2,327)	—	(31,051)
Income (loss) before income taxes	$1,376	$14,803	$3,290	$(3,987)	$(3,683)	$—	$11,799

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, impairment of goodwill, stock based compensation, interest expense and financing charges, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2023
Net (loss) income	$(24,042)	$(1,088)	$(191,846)	$2,793
Depreciation, depletion, amortization and accretion expense	6,184	11,233	19,256	36,839
Gains on disposal of assets, net	(293)	(2,450)	(2,496)	(3,284)
Impairment of goodwill	—	1,810	—	1,810
Stock based compensation	219	219	657	1,127
Interest expense and financing charges, net	9,730	2,876	20,400	9,385
Other expense (income), net	1,122	(14,088)	64,658	(31,051)
Provision (benefit) for income taxes	640	3,438	(12,600)	9,006
Interest on trade accounts receivable	—	11,443	(60,686)	33,897
Adjusted EBITDA	$(6,440)	$13,393	$(162,657)	$60,522

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2023
Net (loss) income	$(8,959)	$(1,834)	$(18,990)	$1,376
Depreciation and amortization expense	2,546	3,971	8,501	13,288
(Gains) losses on disposal of assets, net	(60)	(2,016)	85	(2,016)
Stock based compensation	33	64	122	451
Interest expense and financing charges, net	533	774	1,624	2,527
Other expense, net	1	—	2	1
Adjusted EBITDA	$(5,906)	$959	$(8,656)	$15,627

Infrastructure Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2023
Net (loss) income	$(13,500)	$3,239	$(158,767)	$6,392
Depreciation and amortization expense	626	1,557	1,972	7,366
Gains on disposal of assets, net	(41)	(311)	(984)	(439)
Stock based compensation	124	99	364	436
Interest expense and financing charges, net	8,742	1,647	17,417	5,361
Other expense (income), net	1,491	(11,348)	63,919	(28,713)
Provision (benefit) for income taxes	629	3,381	(15,398)	8,411
Interest on trade accounts receivable	—	11,443	(60,686)	33,897
Adjusted EBITDA	$(1,929)	$9,707	$(152,163)	$32,711

Natural Sand Proppant Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2023
Net (loss) income	$(1,238)	$(515)	$(7,195)	$3,290
Depreciation, depletion, amortization and accretion expense	1,688	2,836	4,105	6,397
Gains on disposal of assets, net	—	—	(110)	(16)
Stock based compensation	39	37	109	149
Interest expense and financing charges, net	135	117	408	422
Other expense (income), net	3	(6)	2	(12)
Adjusted EBITDA	$627	$2,469	$(2,681)	$10,230

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2023
Net loss	$(866)	$(1,303)	$(3,953)	$(3,987)
Depreciation expense	587	1,114	2,075	3,497
Stock based compensation	5	5	15	18
Interest expense and financing charges, net	127	117	377	376
Adjusted EBITDA	$(147)	$(67)	$(1,486)	$(96)

Other Services(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net income (loss) to Adjusted EBITDA:	2024	2023	2024	2023
Net income (loss)	$519	$(675)	$(2,941)	$(4,278)
Depreciation, amortization and accretion expense	737	1,755	2,603	6,291
Gains on disposal of assets, net	(192)	(123)	(1,487)	(813)
Impairment of goodwill	—	1,810	—	1,810
Stock based compensation	18	14	47	73
Interest expense and financing charges, net	193	221	574	699
Other (income) expense, net	(373)	(2,734)	735	(2,327)
Provision for income taxes	11	57	2,798	595
Adjusted EBITDA	$913	$325	$2,329	$2,050
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.